FORM 8-K


                        Securities & Exchange Commission

                             Washington, D.C. 20549

          Pursuant to Section 13 or 15(d) of the Securities Act of 1994

                        Date of Report: December 11, 1996


                             JUNIPER FEATURES, LTD.



NEW YORK                           0-19170                11-2866771
(State or other               (Commission  File Number)  (I.R.S.Employer
jurisdiction                                              Indentification
of Incorporation)                                         Number)

111 GREAT NECK ROAD, GREAT NECK, NEW YORK     11021
(Address of Principal Executive Office)    (Zip Code)


Registrant's telephone number   (516) 829-4670



                                 NOT APPLICABLE
                 (Former address, if changed since last report)

ITEM 5.                            OTHER EVENTS


On May 14, 1996, a judgment for $90,000 (the "Judgment") was entered by the Superior Court of the State of California for the County of Los Angeles against the Company and two other defendants on an award by an arbitrator pursuant to
Section 1141.10 of the California code of Civil Procedure and Rule 1505 of the Rules of Court in an action captioned NICA Financial, Inc. v. A-1 Asset Management Services, L.L.C. et al., No. KCO18673 (the "Action"). The plaintiff in the Action sought damages for breach of contract, book account, quantum valebant, and fraud. All defendants in the action were represented by the same counsel, which counsel failed to appear at the arbitration proceeding. Although the Company relied on the representations of the other defendants that they would retain counsel to defend the Action and seek to vacate the judgment, the Company has retained counsel separately and has filed a motion to set aside the Judgment. The Company believes that the Plaintiff's claims are meritless and that if the Action were adjudicated the Company would prevail. Although the Company intends to vigorously seek to set aside the Judgment and to defend the Action, there can be no assurance that the Company will succeed. The Company will also seek relief against its former counsel for any damages arising from his failure to appear at the arbitration proceeding.





                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 11, 1996


                                   JUNIPER FEATURES, LTD.
                                        (Registrant)



                                   By:_____________________________
                                         V. Paul Hreljanovic
                                         President
                                         Chief Executive Officer